Exhibit 99.1

Fusion-io Reports Fiscal Third Quarter 2013 Results

Expands Opportunity in Small to Medium Enterprise Market with Acquisition of NexGen Storage

SALT LAKE CITY – April 24, 2013 – Fusion-io, Inc. (NYSE: FIO) today announced its financial results for its fiscal third quarter ended March 31, 2013.

•	Revenue: $87.7 million

•	GAAP Gross Margin of 55.1% and Non-GAAP Gross Margin of 59.9%

•	GAAP Net Loss per Diluted Share: $0.21

•	Non-GAAP Net Loss per Diluted Share: $0.03

•	Operating Cash Flow: $6.9 million

Fiscal Third Quarter 2013 GAAP Financial Results

Fusion-io reported revenue of $87.7 million for the fiscal third quarter 2013, down 7% from $94.2 million for the same quarter of 2012 and down 27% from $120.6 million for the preceding quarter. Net loss for the fiscal third quarter of 2013 was $20.0 million, or a net loss per diluted share of $0.21, compared to a net loss of $4.7 million, or a net loss per diluted share of $0.05, in the fiscal third quarter of 2012. Gross margin for the fiscal third quarter 2013 was 55.1%. Operating margin for the fiscal third quarter 2013 was a negative 32.5%.

Fiscal Third Quarter 2013 Non-GAAP Financial Results

Non-GAAP net loss for the fiscal third quarter of 2013 was $3.2 million, or a net loss per diluted share of $0.03, compared to non-GAAP net income of $6.9 million, or net income per diluted share of $0.06, in the same quarter of fiscal 2012. Non-GAAP gross margin for the fiscal third quarter 2013 was 59.9%. Non-GAAP operating margin for the fiscal third quarter 2013 was a negative 8.2%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“We are pleased by our traction this quarter, driven by strength in our core business as well as our healthy pipeline of new hyperscale customers,” said David Flynn, Fusion-io chairman and chief executive officer. “With the acquisition of NexGen Storage, Fusion-io is aggressively expanding into the small to medium enterprise market with a hybrid solution that cost-effectively achieves the performance of an all-flash array. NexGen’s hybrid storage system creates growth opportunity in an important market segment and strongly complements our portfolio of software defined, open systems.”

Dennis Wolf, Fusion-io chief financial officer, added: “This past quarter we had four customers each order in excess of $5 million and twelve customers each order more than $1 million in verticals ranging from cloud services to telecommunications to the public sector. Our ioScale product is showing notable traction as customers supporting cloud and Big Data applications appreciate our software systems capabilities that offer them a very compelling ROI on their datacenter infrastructure spend.”

Other Financial Highlights

•	Cash and cash equivalents totaled $354.6 million at the end of fiscal third quarter 2013, a decrease of $13.9 million compared to the prior quarter-end.
•

Deferred revenue at the end of fiscal third quarter 2013 was $35.3 million, a decrease of $2.9 million compared to the prior quarter-end due to the timing of a support and maintenance contract renewal.

•	Inventory was $71.1 million at the end of fiscal third quarter 2013, a decrease of $3.1 million compared to the prior quarter-end.
•	Capital expenditures were $2.2 million in fiscal third quarter 2013.
•	Operating cash flow was $6.9 million for the fiscal third quarter and $45.8 million fiscal year to date.
•	Settlement of litigation resulted in $6.9 million of GAAP expenses in the fiscal third quarter 2013.

Recent Business Highlights

•

Fusion-io today separately announced the acquisition of NexGen Storage to expand Fusion-io into the small to medium enterprise market with the first software-defined hybrid storage array that provisions performance for multiple application acceleration independently of capacity. Under the terms of the agreement, Fusion-io paid approximately $114 million in cash and approximately $5 million in stock for all of the outstanding stock, warrants and vested equity awards of NexGen, subject to the adjustments and escrow and other provisions set forth in the agreement among the parties. In addition, Fusion-io assumed all unvested NexGen employee equity awards.

•

On April 7, Fusion-io announced that it is collaborating with global workstation leader HP to integrate the Fusion ioFX into the award-winning HP Z820, Z620 and Z420 Workstations. The integrated solutions offering up to 1.6 TB of capacity will offer ideal development platforms for professionals in digital content creation (DCC), upstream exploration of oil and gas and computer-aided design (CAD).

•

On March 18, Fusion-io announced the acquisition of ID7, a leader in software defined shared storage systems and key developers of SCST, a Linux storage software subsystem utilized by many storage vendors throughout the world.

•

On March 5, Fusion-io announced that it achieved 9.6 million Input / Output Operations Per Second (IOPS) from a single 365 GB MLC Fusion ioDrive2, highlighting that file systems and application programming interfaces featured in the ioMemory software development kit enable memory-level performance with the persistence of flash.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2013 financial results.

Fourth quarter of fiscal year 2013:

•	Revenue is expected to be approximately $110 million.
•	Non-GAAP gross margin is expected to be 56 to 58%.
•	Non-GAAP operating loss of approximately $5 million.
•	Diluted shares outstanding are expected to be approximately 98 million shares.

Fiscal Year 2013 guidance:

•	Revenue is expected to be approximately $435 million.
•	Non-GAAP gross margin is expected to be in the range of 59 to 60%.
•	Non-GAAP operating margin is expected to be in the range of 7 to 8%.
•	Diluted shares outstanding are expected to be approximately 109 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense, amortization of intangible assets, and litigation settlement related expenses.

•

Non-GAAP operating margin is calculated as non-GAAP income (loss) from operations divided by GAAP revenue. Non-GAAP income (loss) from operations consists of GAAP income (loss) from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and litigation settlement related expenses.

•

Non-GAAP net income (loss) is calculated as GAAP net income (loss) excluding the effects of stock-based compensation expense, changes in the fair value of a common stock repurchase derivative liability, amortization of intangible assets, acquisition related expenses, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, tax provision adjustments related to stock-based awards, and litigation settlement related expenses.

•

Non-GAAP net income (loss) per diluted share is calculated as non-GAAP net income (loss) divided by non-GAAP weighted average diluted shares outstanding for the three months ended March 31, 2012 and the nine months ended March 31, 2012 and 2013 and is calculated as non-GAAP net income (loss) divided by GAAP weighted-average diluted shares outstanding for the three months ended March 31, 2013. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Wednesday, April 24, 2013, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.800.446.2782 or 1.847.413.3235 for international callers. The access code is 3461 9369. A listen-only live webcast and accompanying slide presentation will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, May 1, 2013. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3461 9369. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our fourth fiscal quarter of 2013 and our full fiscal year 2013, our efforts to expand our product portfolio, our position to capture market share and our expectations regarding market trends, our pipeline for growth, our expectations concerning our technologies, products and solutions, including our ioMemory platform and software products, our beliefs concerning the market for and benefits and value of our products and solutions to our customers and end users, including our recently announced Fusion ioScale product line and the NexGen hybrid storage system, and expectations concerning our acquisitions of ID7 and NexGen Storage. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisitions of ID7 and NexGen Storage, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

###

Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2013	2012	2013

Revenue	$94,237	$87,650	$252,753	$326,334
Cost of revenue (1), (3), (7)	45,180	39,391	113,740	133,395

Gross profit	49,057	48,259	139,013	192,939

Operating expenses:
Sales and marketing (1)	23,012	32,700	60,754	86,396
Research and development (1), (3)	15,919	24,998	40,550	68,993
General and administrative (1), (4), (7)	15,050	19,028	42,015	50,674

Total operating expenses	53,981	76,726	143,319	206,063

Loss from operations	(4,924)	(28,467)	(4,306)	(13,124)
Other income (expense):
Interest income	135	82	250	295
Interest expense	(44)	(44)	(134)	(92)
Other (expense) income (2)	(10)	(40)	122	(54)

Loss before income taxes	(4,843)	(28,469)	(4,068)	(12,975)
Income tax benefit (expense) (5), (6)	167	8,422	872	(1,407)

Net loss	$(4,676)	$(20,047)	$(3,196)	$(14,382)

Net loss per share:
Basic	$(0.05)	$(0.21)	$(0.04)	$(0.15)
Diluted	$(0.05)	$(0.21)	$(0.04)	$(0.15)
Weighted-average number of shares used in per share amounts:
Basic	90,684	96,805	85,884	95,621
Diluted	90,684	96,805	85,884	95,621

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$54	$126	$130	$254
Sales and marketing	1,712	2,623	4,280	7,258
Research and development	2,052	4,844	5,340	13,853
General and administrative	7,649	5,515	21,450	19,561

Total stock-based compensation expenses	$11,467	$13,108	$31,200	$40,926

(2) Includes other income related to changes in the fair value of a common stock repurchase derivative liability	$-	$-	$(70)	$-

(3) Includes amortization of intangible assets, as follows:
Cost of revenue	-	75	-	75
Research and development	656	656	1,677	1,968

Total amortization of intangible assets	$656	$731	$1,677	$2,043

(4) Includes acquisition related expenses	$-	$559	$1,326	$559

(5) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$-	$-	$(2,782)	-

(6) Includes tax provision adjustments related to stock-based awards	$(523)	$(4,377)	$(523)	$(10,572)

(7) Includes litigation settlement related expenses, as follows:
Cost of revenue	-	4,052	-	4,052
General and administrative	-	2,805	-	2,805

Total litigation settlement related expenses	$-	$6,857	-	$6,857

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$321,239	$354,647
Accounts receivable, net	56,720	50,494
Inventories	59,457	71,089
Prepaid expenses and other current assets	9,224	8,361

Total current assets	446,640	484,591

Property and equipment, net	31,245	33,577
Restricted cash	-	4,843
Intangible assets, net	8,164	14,640
Goodwill	54,777	56,584
Other assets	194	960

Total assets	$541,020	$595,195

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,765	$9,072
Accrued and other current liabilities	29,187	33,007
Deferred revenue	20,715	24,672

Total current liabilities	59,667	66,751

Deferred revenue, less current portion	8,154	10,581
Other liabilities	12,276	20,131

Commitments and contingencies
Stockholders’ equity:
Common stock	19	19
Additional paid-in capital	531,478	582,738
Accumulated other comprehensive loss	(15)	(84)
Accumulated deficit	(70,559)	(84,941)

Total stockholders’ equity	460,923	497,732

Total liabilities and stockholders’ equity	$541,020	$595,195

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2013	2012	2013
Operating activities:
Net loss	$(4,676)	$(20,047)	$(3,196)	$(14,382)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,447	4,005	6,157	10,768
Stock-based compensation	11,467	13,108	30,407	40,926
Excess tax benefit from stock-based awards	-	8,945	(1,845)	(448)
Deferred taxes	-	-	(2,782)	-
Other non-cash items	7	11	(63)	11
Changes in operating assets and liabilities:
Accounts receivable, net	(21,944)	5,492	(4,934)	6,244
Inventories	(6,992)	3,096	(36,342)	(11,632)
Prepaid expenses and other assets	(2,493)	890	(2,577)	59
Accounts payable	(332)	(48)	1,476	(704)
Accrued and other liabilities	3,548	(5,653)	7,425	8,588
Deferred revenue	6,546	(2,879)	10,471	6,382

Net cash (used in) provided by operating activities	(12,422)	6,920	4,197	45,812
Investing activities:
Business acquisition, net of cash acquired	-	(5,861)	(17,578)	(5,861)
Proceeds from the sale of property and equipment	-	-	1	-
Purchases of property and equipment	(6,279)	(2,186)	(16,586)	(10,898)

Net cash used in investing activities	(6,279)	(8,047)	(34,163)	(16,759)
Financing activities:
Repurchases of common stock	-	-	(1,067)	-
Repayment of notes payable and capital lease obligations	(10)	(623)	(99)	(623)
Proceeds from exercises of stock options	4,542	866	7,104	7,002
Issuance of restricted stock awards and restricted stock units, net of repurchases	(3)	(838)	(3)	(2,715)
Proceeds from issuance of common stock, net of issuance costs	-	-	93,977	-
Proceeds from issuance of common stock under employee stock purchase plan	1,412	1,720	3,299	5,093
Excess tax benefit from stock option exercises	-	(8,945)	1,845	448
Change in restricted cash	-	(4,843)	-	(4,843)

Net cash provided by (used in) financing activities	5,941	(12,663)	105,056	4,362
Effect of exchange rate changes on cash and cash equivalents	33	(88)	(43)	(7)

Net (decrease) increase in cash and cash equivalents	(12,727)	(13,878)	75,047	33,408
Cash and cash equivalents at beginning of period	307,378	368,525	219,604	321,239

Cash and cash equivalents at end of period	$ 294,651	$ 354,647	$ 294,651	$ 354,647

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2013	2012	2013
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$49,057	$48,259	$139,013	$192,939
Stock-based compensation	54	126	130	254
Amortization of intangible assets	-	75	-	75
Litigation settlement related expenses	-	4,052	-	4,052

Gross profit on a non-GAAP basis	$49,111	$52,512	$139,143	$197,320

Revenue	$94,237	$87,650	$252,753	$326,334
Gross margin on a GAAP basis	52.1%	55.1%	55.0%	59.1%
Gross margin on a non-GAAP basis	52.1%	59.9%	55.1%	60.5%
Reconciliation of Operating Loss and Operating Margin on a GAAP Basis to Operating Income (Loss) and Operating Margin on a Non-GAAP Basis:
Operating loss on a GAAP basis	$(4,924)	$(28,467)	$(4,306)	$(13,124)
Stock-based compensation	11,467	13,108	31,200	40,926
Amortization of intangible assets	656	731	1,677	2,043
Acquisition related expenses	-	559	1,326	559
Litigation settlement related expenses	-	6,857	-	6,857

Operating income (loss) on a non-GAAP basis	$7,199	$(7,212)	$29,897	$37,261

Revenue	$94,237	$87,650	$252,753	$326,334
Operating margin on a GAAP basis	-5.2%	-32.5%	-1.7%	-4.0%
Operating margin on a non-GAAP basis	7.6%	-8.2%	11.8%	11.4%
Reconciliation of Net Loss on a GAAP Basis to Net Income (Loss) on a Non-GAAP Basis:
Net loss on a GAAP basis	$(4,676)	$(20,047)	$(3,196)	$(14,382)
Stock-based compensation	11,467	13,108	31,200	40,926
Other income related to changes in the fair value of a common stock repurchase derivative liability	-	-	(70)	-
Amortization of intangible assets	656	731	1,677	2,043
Acquisition related expenses	-	559	1,326	559
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	-	-	(2,782)	-
Tax provision adjustments related to stock-based awards	(523)	(4,377)	(523)	(10,572)
Litigation settlement related expenses	-	6,857	-	6,857

Net income (loss) on a non-GAAP basis	$6,924	$(3,169)	$27,632	$25,431

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2013	2012	2013
Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income (Loss) per Share on a Non -GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.05)	$(0.21)	$(0.04)	$(0.15)
Stock-based compensation	0.13	0.14	0.36	0.42
Other income related to changes in the fair value of a common stock repurchase derivative liability	-	-	-	-
Amortization of intangible assets	0.01	0.01	0.02	0.02
Acquisition related expenses	-	0.01	0.02	0.01
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	-	-	(0.03)	-
Tax provision adjustments related to stock-based awards	(0.01)	(0.05)	(0.01)	(0.11)
Litigation settlement related expenses	-	0.07	-	0.07
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.02)	-	(0.06)	(0.03)

Diluted net income (loss) per share on a non-GAAP basis	$0.06	$(0.03)	$0.26	$0.23

Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non -GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	90,684	96,805	85,884	95,621
Dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units	17,782	-	20,004	13,009

Non-GAAP diluted weighted-average number of shares	108,466	96,805	105,888	108,630